Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Genius Sports Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Ordinary Shares, par value $0.01 per share (“Ordinary Shares”)(1)	457(c)	13,253,897	$3.08	$40,822,002.76	0.0000927	$3,784.20

Fees Previously Paid		Ordinary Shares underlying the public warrants(2)	457(c)	7,668,381	$3.08	$23,618,613.48	0.0000927	$2,189.45

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$64,440,616.24		$5,973.65

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$5,973.65

Table 3: Combined Prospectuses

Security Type	Security Class Title(5)	Amount of Securities Previously Registered(3)(6)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Ordinary Shares	104,140,411	$2,059,897,329.58	F-1	333-255938	June 1, 2021

Equity	Ordinary Shares underlying the NFL warrants	18,500,000	$365,930,000.00	F-1	333-255938	June 1, 2021

Equity	Ordinary Shares underlying the options included in the Genius Option Plan	445,868	$4,458,680.00	F-1	333-255938	June 1, 2021

Equity	Ordinary Shares	6,095,652	$116,122,170.60	F-1	333-259723	September 30, 2021

(1)

Represents 13,253,897 ordinary shares registered herein for resale by the selling securityholders identified in this prospectus, including (a) 2,701,576 ordinary shares issued to certain securityholders in connection with the acquisition of Second Spectrum, Inc., which closed on June 15, 2021 and (b) 10,552,321 ordinary shares issued to certain securityholders in connection with the Business Combination, which closed on April 20, 2021, and/or 2021 Restricted Share Plan.

(2)	Represents 7,668,381 ordinary shares that may be issued upon exercise of public warrants of the registrant at an exercise price of $11.50 per ordinary share (subject to adjustment).
(3)

Includes an indeterminable number of additional securities that, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), may be issued to prevent dilution from stock splits, stock dividends or similar transactions that could affect the securities to be offered.

(4)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low sales price of the Registrant’s ordinary shares as reported on the New York Stock Exchange on June 3, 2022.

(5)

No registration fee is payable in connection with the 129,181,931 ordinary shares, which include (i) the 123,086,279 ordinary shares that remain unsold from the offering of up to 157,020,149 ordinary shares previously registered under the registration statement on Form F-1 (File No. 333-255938) (as amended and supplemented from time to time, the “First Prior Registration Statement”), originally filed May 10, 2021, amended by Amendment No. 1 filed on May 27, 2021, subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 1, 2021, amended by the Post-Effective Amendment No. 1 filed on March 18, 2022 and the Post-Effective Amendment No. 2 filed on April 27, 2022 and subsequently declared effective by the SEC on May 9, 2022 and (ii) the 6,095,652 ordinary shares that remain unsold from the offering of up to 6,624,939 ordinary shares previously registered under the registration statement on Form F-1 (File No. 333-259723) (as amended and supplemented from time to time, the “Second Prior Registration Statement” and, together with the First Prior Registration Statement, the “Prior Registration Statements”), originally filed September 22, 2021, subsequently declared effective by the SEC on September 30, 2021, amended by the Post-Effective Amendment No. 1 filed on March 18, 2022 and the Post-Effective Amendment No. 2 filed on April 27, 2022 and subsequently declared effective by the SEC on May 9, 2022, because such ordinary shares are being transferred from the Prior Registration Statements pursuant to Rule 429 under the Securities Act. A registration fee is only payable in connection with the 7,668,381 ordinary shares underlying the public warrants and the 13,253,897 ordinary shares that were not previously registered under the Prior Registration Statements, with a proposed maximum aggregate offering price of $64,440,616.24. See “Statement Pursuant to Rule 429” in this registration statement.

(6)

An aggregate of 129,181,931 ordinary shares that were previously registered under the Prior Registration Statements and remain unsold are included in this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute post-effective amendments to the Prior Registration Statements, which post-effective amendments shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. If securities previously registered under the Prior Registration Statements are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.